UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 30, 2010

OTIX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Agreement and Plan of  Merger dated as of September 13, 2010 by and among William Demant Holding A/S (“WDH”), OI Merger Sub, Inc. (“OI Merger Sub”) and Otix Global, Inc. (“the Company”), as amended on October 6 and October 14 (“Merger Agreement”) was completed on November 30, 2010 (“the Merger”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the Nasdaq Global Market Stock Exchange (the “NASDAQ”) that each outstanding share of Company common stock was cancelled and converted in the Merger into the right to receive $11.01 in cash, without interest, and requested that the NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the Company common stock.  In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company common stock, requesting that the Company common stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Company common stock was cancelled and converted in the Merger into the right to receive $11.01 in cash, without interest. At the effective time of the Merger, holders of Company common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the merger consideration).

The information set forth in Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2010, and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

On November 30, 2010, pursuant to the terms of the Merger Agreement, WDH completed its acquisition of the Company via the merger of OI Merger Sub with and into the Company, and the Company became a wholly-owned subsidiary of WDH. WDH paid the aggregate merger consideration of approximately $64.2 million.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger, each of Craig L. McKnight, Robert W. Miller, James M. Callahan, Cherie M. Fuzzell, Lawrence C. Ward and Samuel L. Westover, who were members of the board of directors of the Company prior to the Merger, ceased to be directors of the Company.  In addition, as of the effective time of the Merger, each of Samuel L. Westover, Paul R. Wennerholm, Michael M. Halloran, Jerry L. DaBell, Brent H. Shimada, Christie R. Mitchell, Scott O. Lindeman, Dale D. Fayerweather, Kathy S. Landon, and David R. Whittle, ceased to be officers of the Company.

Item. 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated at the effective time of the Merger to read as set forth in the form attached hereto as Exhibit 3.1.

The disclosure contained in this Item 5.03 do not purport to be a complete description of the amended and restated certificate of incorporation, and is qualified in its entirety by reference to the amended and restated certificate of incorporation which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated September 13, 2010 between Otix and William Demant Holding A/S (WDH), as subsequently amended on October 6, 2010 and October 14, 2010 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Company.

4.1	Certificate of Merger merging Otix Global, Inc. with and into William Demant Holding A/S.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated:  December 1, 2010.

OTIX GLOBAL, INC.

/s/ Joseph A. Lugara
Joseph A. Lugara
COO and President